  As filed with the Securities and Exchange Commission on December 16, 2002.

                                                     Registration No. 811-6161


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM N-1A


REGISTRATION STATEMENT UNDER THE INVESTMENT
        COMPANY ACT OF 1940                                              / X /
                                                                          ---

    Amendment No. 81                                                    / X /
                                                                          ---

                       PIMCO FUNDS: MULTI-MANAGER SERIES
              (Exact Name of Registrant as Specified in Charter)

               840 Newport Center Drive, Newport Beach, CA 92660
              (Address of principal executive offices) (Zip code)

                                (800) 427-4648
             (Registrant's telephone number, including area code)

Name and address
of agent for service:        Copies to:
---------------------        ----------
Stephen J. Treadway          Newton B. Schott, Jr.,    Joseph B. Kittredge, Esq.
c/o PIMCO Advisors           Esq.                      Ropes & Gray
Distributors LLC             c/o PIMCO Advisors        One International Place
2187 Atlantic Street         Distributors LLC          Boston, Massachusetts
Stamford, Connecticut        2187 Atlantic Street      02110
 06902                       Stamford, Connecticut
                             06902


It is proposed that this filing will become effective immediately in accordance with Section 8 of the Investment Company Act of 1940.

     This post-effective amendment relates only to the PIMCO Large Cap Value Fund, PIMCO International Value Fund, PIMCO Balanced Value Fund, PIMCO Core Equity Fund, PIMCO Small Cap Value Fund, PIMCO Disciplined Value Fund and PIMCO Mid Cap Value Fund (collectively, the "Funds"), seven new series of the Trust. No information relating to any series of the Trust other than the Funds is amended or superseded hereby.

                       PIMCO FUNDS: MULTI-MANAGER SERIES

           PIMCO Large Cap Value Fund, PIMCO International Value Fund,
               PIMCO Balanced Value Fund, PIMCO Core Equity Fund,
          PIMCO Small Cap Value Fund, PIMCO Disciplined Value Fund and
              PIMCO Mid Cap Value Fund (collectively, the "Funds")

                         Private Placement Memorandum
                               December 16, 2002


                           ________________________


The Funds are seven separate investment portfolios of PIMCO Funds: Multi-Manager Series, an open-end series management investment company (the "Trust"). The other series are offered pursuant to separate prospectuses.


                            ________________________


THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED "IN KIND" AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION. IN SUCH CASE, AN INVESTOR WILL INCUR COSTS WHEN THE INVESTOR SELLS THE SECURITIES DISTRIBUTED.

NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE STATEMENT OF ADDITIONAL INFORMATION OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

     This Private Placement Memorandum concisely describes the information which investors ought to know about the Funds before investing. Please read this Memorandum carefully and keep it for further reference. The Statement of Additional Information for the Funds dated December 16, 2002, as revised or supplemented from time to time (as so revised or supplemented, the "Statement of Additional Information"), is available free of charge by writing to PIMCO Funds:
Multi-Manager Series, 840 Newport Center Drive, Suite 300, Newport Beach, CA 92660 or by calling 1-800-927-4648. The Statement of Additional Information, which contains more detailed information about the Funds and the Trust, has been filed with the SEC and is incorporated by reference into this Private Placement Memorandum.

     The Funds do not intend to offer their shares for sale to the public at this time. The Funds may in the future offer shares to the public pursuant to an amendment to the Trust's Registration Statement, as discussed below under "Investment Options."

                               SUMMARY INFORMATION

The table below lists the investment objectives and certain investment characteristics of the Funds. Other important characteristics are described in the Fund Summaries which follow the table.

----------------------------------------------------------------------------------------------------------
Fund                        Investment Objective      Main Investments          Approximate Number of
                                                                                Holdings
----------------------------------------------------------------------------------------------------------
PIMCO Large Cap Value       Long-term capital         Common stocks of U.S.     45-55
                            appreciation              companies with market
                                                      capitalizations of
                                                      greater than $5 billion
                                                      and that the portfolio
                                                      manager believes are
                                                      undervalued in the
                                                      marketplace
----------------------------------------------------------------------------------------------------------
PIMCO International Value   Long-term capital         Common stocks of          45-55
                            appreciation              non-U.S. companies with
                                                      market capitalizations
                                                      of greater than $5
                                                      billion and  that the
                                                      portfolio manager
                                                      believes are undervalued
                                                      in the marketplace
----------------------------------------------------------------------------------------------------------
PIMCO Balanced Value        Long-term capital         Common stocks of U.S.     45-55
                            appreciation and current  issuers that the
                            income                    portfolio manager
                                                      believes are undervalued
                                                      in the marketplace, as
                                                      well as fixed-income
                                                      securities
----------------------------------------------------------------------------------------------------------
PIMCO Core Equity           Long-term capital         Common stocks of U.S.     45-55
                            appreciation              companies with market
                                                      capitalizations of
                                                      greater than $5 billion
                                                      and  that the portfolio
                                                      manager believes are
                                                      undervalued in the
                                                      marketplace
----------------------------------------------------------------------------------------------------------
PIMCO Small Cap Value       Long-term capital         Common stocks of U.S.     50-75
                            appreciation              companies with market
                                                      capitalizations of less
                                                      than $2 billion and that
                                                      the portfolio manager
                                                      believes are undervalued
                                                      in the marketplace
----------------------------------------------------------------------------------------------------------
PIMCO Disciplined Value     Long-term capital         Common stocks of U.S.     45-55
                            appreciation              companies with market
                                                      capitalizations of
                                                      greater than $5 billion
                                                      and that the portfolio
                                                      manager believes are
                                                      undervalued in the
                                                      marketplace
----------------------------------------------------------------------------------------------------------
PIMCO Mid Cap Value         Long-term capital         Common stocks of U.S.     40-50
                            appreciation              companies with market
                                                      capitalizations of
                                                      between $500 million and
                                                      $8 billion and that the
                                                      portfolio manager
                                                      believes are undervalued
                                                      in the marketplace
----------------------------------------------------------------------------------------------------------


INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS

     The following Fund Summaries identify each Fund's investment objective, principal investments and strategies and principal risks. A more detailed "Summary of Principal Risks" describing the principal risks of investing in the Funds begins after the Fund Summaries.

     PIMCO Large-Cap Value Fund
     --------------------------

     The Fund seeks capital appreciation by investing mainly in common stocks of U.S. issuers that the portfolio manager believes are undervalued in the marketplace. The Fund typically invests in companies with market capitalizations of greater than $5 billion at the time of investment.

     The portfolio manager selects stocks for the Fund using a "value" style. The portfolio manager conducts rigorous, bottom-up fundamental analysis of the companies in its research universe to develop a list of recommended stocks. The criteria the portfolio manager seeks in identifying investment opportunities include strong management with a significant ownership stake, sustainable competitive advantage, robust growth prospects, sound financial position, and high current or prospective profitability.

     The portfolio manager determines the intrinsic value of each company on the recommended list using discounted-cash-flow modeling, sum-of-the-parts net-asset-value calculations, analysis of normalized earnings and cash flow, and related valuation multiples, with an emphasis on distinguishing cash flow and economic earnings from accounting earnings. A stock is considered for purchase when a significant discount exists between its price and the company's underlying intrinsic value.

     The Fund may also invest to a limited degree in other kinds of equity securities, including preferred stocks and convertible securities. The Fund may invest without limit in American Depository Receipts (ADRs).

Principal Risks

         Among the principal risks of investing in the Fund, which could adversely affect its net asset value, yield and total return, are:

.. Market Risk              . Currency Risk            . Management Risk
.. Issuer Risk              . Focused Investment Risk  . Leveraging Risk
.. Value Securities Risk    . Credit Risk              . Derivatives Risk
.. Foreign (non-U.S.) Investment Risk

     PIMCO International Value Fund
     ------------------------------

     The Fund seeks capital appreciation by investing mainly in common stocks of non-U.S. issuers that the portfolio manager believes are undervalued in the marketplace. The Fund typically invests in companies with market capitalizations of greater than $5 billion at the time of investment.

     The portfolio manager selects stocks for the Fund using a "value" style. The portfolio manager conducts bottom-up fundamental analysis of the companies in its research universe to develop a list of recommended stocks. The criteria the portfolio manager seeks in identifying investment opportunities include strong management with a significant ownership stake, sustainable competitive advantage, robust growth prospects, sound financial position, and high current or prospective profitability.

     The portfolio manager determines the intrinsic value of each company on the recommended list using discounted-cash-flow modeling, sum-of-the-parts net-asset-value calculations, analysis of normalized earnings and cash flow, and related valuation multiples, with an emphasis on distinguishing cash flow and economic earnings from accounting earnings. A stock is considered for purchase when a significant discount exists between its price and the company's underlying intrinsic value.

     The Fund may also invest to a limited degree in other kinds of equity securities, including preferred stocks and convertible securities.

Principal Risks

         Among the principal risks of investing in the Fund, which could adversely affect its net asset value, yield and total return, are:

.. Market Risk              . Currency Risk            . Management Risk
.. Issuer Risk              . Focused Investment Risk  . Leveraging Risk
.. Value Securities Risk    . Credit Risk              . Derivatives Risk
.. Foreign (non-U.S.) Investment Risk                  . Liquidity Risk

     PIMCO Balanced Value Fund
     -------------------------

     The Fund primarily seeks capital appreciation but also seeks investment income. To seek capital appreciation, the Fund invests in common stocks of U.S. issuers that the portfolio manager believes are undervalued in the marketplace, as well as in fixed-income securities.

     Under normal market conditions, the Fund invests at least 25% of its assets in equity securities, including common stocks and preferred stocks, and expects to have between 50% and 70% of its total assets invested in equities. The Fund typically invests in companies with market capitalizations of greater than $5 billion at the time of investment.

     In addition, under normal market conditions the Fund invests at least 25% of its total assets in fixed-income securities. These investments include corporate and government bonds, debentures, notes, convertible securities and participation interests in loans, and can include securities below investment grade.

     For investment in equity securities, the portfolio manager selects stocks for the Fund using a "value" style. The portfolio manager conducts rigorous, bottom-up fundamental analysis of the companies in its research universe to develop a list of recommended stocks. The criteria the portfolio manager seeks in identifying investment opportunities include strong management with a significant ownership stake, sustainable competitive advantage, robust growth prospects, sound financial position, and high current or prospective profitability.

     The portfolio manager determines the intrinsic value of each company on the recommended list using discounted-cash-flow modeling, sum-of-the-parts net-asset-value calculations, analysis of normalized earnings and cash flow, and related valuation multiples, with an emphasis on distinguishing cash flow and economic earnings from accounting earnings. A stock is considered for purchase when a significant discount exists between its price and the company's underlying intrinsic value.

     The Fund may invest without limit in American Depositary Receipts (ADRs).

Principal Risks

         Among the principal risks of investing in the Fund, which could adversely affect its net asset value, yield and total return, are:

.. Market Risk              . Currency Risk             . Management Risk
.. Issuer Risk              . Focused Investment Risk   . Leveraging Risk
.. Value Securities Risk    . Credit Risk               . Derivatives Risk
.. Foreign (non-U.S.) Investment Risk                   . Fixed Income Risk

     PIMCO Core Equity Fund
     ----------------------

     The Fund seeks capital appreciation by investing mainly in common stocks of U.S. issuers that the portfolio manager believes are undervalued in the marketplace. The Fund typically invests in companies with market capitalizations of greater than $5 billion at the time of investment. The Fund aims to maintain sector weightings close to those of the S&P 500 Index and seeks to add value over this index entirely through security selection.

     The portfolio manager selects stocks for the Fund using a "value" style. The portfolio manager conducts rigorous, bottom-up fundamental analysis of the companies in its research universe to develop a list of recommended stocks. The criteria the portfolio manager seeks in identifying investment opportunities include strong management with a significant ownership stake, sustainable competitive advantage, robust growth prospects, sound financial position, and high current or prospective profitability.

     The portfolio manager determines the intrinsic value of each company on the recommended list using discounted-cash-flow modeling, sum-of-the-parts net-asset-value calculations, analysis of normalized earnings and cash flow, and related valuation multiples, with an emphasis on distinguishing cash flow and economic earnings from accounting earnings. A stock is considered for purchase when a significant discount exists between its price and the company's underlying intrinsic value.

     The Fund may invest without limit in American Depositary Receipts (ADRs).

Principal Risks

         Among the principal risks of investing in the Fund, which could adversely affect its net asset value, yield and total return, are:

.. Market Risk                . Currency Risk           . Management Risk
.. Issuer Risk                . Focused Investment Risk . Leveraging Risk
.. Value Securities Risk      . Credit Risk             . Derivatives Risk
.. Foreign (non-U.S.) Investment Risk                   . Growth Securities Risk

     PIMCO Small-Cap Value Fund
     --------------------------

     The Fund seeks capital appreciation by investing mainly in common stocks of U.S. issuers that the portfolio manager believes are undervalued in the marketplace. The Fund typically invests in companies with market capitalizations of less than $2 billion at the time of investment.

     The portfolio manager selects stocks for the Fund using a "value" style. The portfolio manager conducts rigorous, bottom-up fundamental analysis of the companies in its research universe to develop a list of recommended stocks. The criteria the portfolio manager seeks in identifying investment opportunities include strong management with a significant ownership stake, sustainable competitive advantage, robust growth prospects, sound financial position, and high current or prospective profitability.

     The portfolio manager determines the intrinsic value of each company on the recommended list using discounted-cash-flow modeling, sum-of-the-parts net-asset-value calculations, analysis of normalized earnings and cash flow, and related valuation multiples, with an emphasis on distinguishing cash flow and economic earnings from accounting earnings. A stock is considered for purchase when a significant discount exists between its price and the company's underlying intrinsic value.

     The Fund may invest without limit in American Depositary Receipts (ADRs).

Principal Risks

         Among the principal risks of investing in the Fund, which could adversely affect its net asset value, yield and total return, are:

.. Market Risk              . Currency Risk            . Management Risk
.. Issuer Risk              . Focused Investment Risk  . Leveraging Risk
.. Value Securities Risk    . Credit Risk              . Derivatives Risk
.. Smaller Company Risk     . Liquidity Risk           . Foreign (non-U.S.)
                                                        Investment Risk

     PIMCO Disciplined Value Fund
     ----------------------------

     The Fund seeks capital appreciation by investing mainly in common stocks of U.S. issuers that the portfolio manager believes are undervalued in the marketplace. The Fund typically invests in companies with market capitalizations of greater than $5 billion at the time of investment. The Fund aims to maintain sector weightings close to those of the Russell 1000 Value Index, an index of well-capitalized stocks with lower-than-average valuations, and seeks to add value over this index entirely through security selection.

     The portfolio manager selects stocks for the Fund using a "value" style. The portfolio manager conducts rigorous, bottom-up fundamental analysis of the companies in its research universe to develop a list of recommended stocks. The criteria the portfolio manager seeks in identifying investment opportunities include strong management with a significant ownership stake, sustainable competitive advantage, robust growth prospects, sound financial position, and high current or prospective profitability.

     The portfolio manager determines the intrinsic value of each company on the recommended list using discounted-cash-flow modeling, sum-of-the-parts net-asset-value calculations, analysis of normalized earnings and cash flow, and related valuation multiples, with an emphasis on distinguishing cash flow and economic earnings from accounting earnings. A stock is considered for purchase when a significant discount exists between its price and the company's underlying intrinsic value.

     The Fund may invest without limit in American Depositary Receipts (ADRs).

Principal Risks

         Among the principal risks of investing in the Fund, which could adversely affect its net asset value, yield and total return, are:

.. Market Risk              . Currency Risk            . Management Risk
.. Issuer Risk              . Focused Investment Risk  . Leveraging Risk
.. Value Securities Risk    . Credit Risk              . Derivatives Risk
.. Foreign (non-U.S.) Investment Risk

     PIMCO Mid-Cap Value Fund
     ------------------------

     The Fund seeks capital appreciation by investing mainly in common stocks of U.S. issuers that the portfolio manager believes are undervalued in the marketplace. The Fund typically invests in companies with market capitalizations of between $500 million and $8 billion at the time of investment.

     The portfolio manager selects stocks for the Fund using a "value" style. The portfolio manager conducts rigorous, bottom-up fundamental analysis of the companies in its research universe to develop a list of recommended stocks. The criteria the portfolio manager seeks in identifying investment opportunities include strong management with a significant ownership stake, sustainable competitive advantage, robust growth prospects, sound financial position, and high current or prospective profitability.

     The portfolio manager determines the intrinsic value of each company on the recommended list using discounted-cash-flow modeling, sum-of-the-parts net-asset-value calculations, analysis of normalized earnings and cash flow, and related valuation multiples, with an emphasis on distinguishing cash flow and economic earnings from accounting earnings. A stock is considered for purchase when a significant discount exists between its price and the company's underlying intrinsic value.

     The Fund may invest without limit in American Depositary Receipts (ADRs).

Principal Risks

         Among the principal risks of investing in the Fund, which could adversely affect its net asset value, yield and total return, are:

.. Market Risk              . Currency Risk            . Management Risk
.. Issuer Risk              . Focused Investment Risk  . Leveraging Risk
.. Value Securities Risk    . Credit Risk              . Derivatives Risk
.. Foreign (non-U.S.) Investment Risk

Summary of Principal Risks

The value of your investment in a Fund changes with the values of that Fund's investments. Many factors can affect those values. The factors that are most likely to have a material effect on a particular Fund's portfolio as a whole are called "principal risks." The principal risks of each Fund are identified in the Fund Summaries and are summarized in this section. Each Fund may be subject to additional principal risks and risks other than those described below because the types of investments made by each Fund can change over time. There is no guarantee that a Fund will be able to achieve its investment objective. It is possible to lose money on each of the Funds.

Market Risk
     The market price of securities owned by a Fund may go up or down, sometimes rapidly or unpredictably. Each of the Funds normally invests most of its assets in common stocks and/or other equity securities. A principal risk of investing in each Fund is that the equity securities in its portfolio may decline in value due to factors affecting equity securities markets generally or particular industries represented in those markets. The values of equity securities may decline due to general market conditions which are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or adverse investor sentiment generally. They may also decline due to factors which affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. Equity securities generally have greater price volatility than fixed income securities.

Issuer Risk
     The value of a security may also decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer's goods or services.

Value Securities Risk
     Each Fund may invest in companies that may not be expected to experience significant earnings growth, but whose securities its portfolio manager believes are selling at a price lower than their true value. Companies that issue value securities may have experienced adverse business developments or may be subject to special risks that have caused their securities to be out of favor. If a portfolio manager's assessment of a company's prospects is wrong, or if the market does not recognize the value of the company, the price of its securities may decline or may not approach the value that the portfolio manager anticipates.

Growth Securities Risk
     Each Fund may invest in equity securities of companies that its portfolio manager believes will experience relatively rapid earnings growth. The PIMCO Core Equity Fund may place particular emphasis on growth securities. Growth securities typically trade at higher multiples of current earnings than other securities. Therefore, the values of growth securities may be more sensitive to changes in current or expected earnings than the values of other securities.

Smaller Company Risk
     The general risks associated with equity securities and liquidity risk are particularly pronounced for securities of companies with smaller market capitalizations. These companies may have limited product lines, markets or financial resources or they may depend on a few key employees. Securities of smaller companies may trade less frequently and in lesser volume than more widely held securities and their values may fluctuate more sharply than other securities. They may also trade in the over-the-counter market or on a regional exchange, or may otherwise have limited liquidity. The PIMCO Small Cap Value Fund generally has substantial exposure to this risk.

Liquidity Risk
     All of the Funds are subject to liquidity risk. Liquidity risk exists when particular investments are difficult to purchase or sell, possibly preventing a Fund from selling such illiquid securities at an advantageous time or price. Funds with principal investment strategies that involve securities of companies with smaller market capitalizations, foreign securities, derivatives or securities with substantial market and/or credit risk tend to have the greatest exposure to liquidity risk.

Derivatives Risk
     All of the Funds may use derivatives, which are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. The various derivative instruments that the Funds may use are described in more detail under "Investment Objectives and Policies" in the Statement of Additional Information, which is incorporated by reference. The Funds may sometimes use derivatives as part of a strategy designed to reduce exposure to other risks, such as interest rate or currency risk. The Funds may also use derivatives for leverage, which increases opportunities for gain but also involves greater risk of loss due to leveraging risk. A Fund's use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives are subject to a number of risks described elsewhere in this section, such as liquidity risk, market risk, credit risk and management risk. They also involve the risk of mispricing or improper valuation and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index. In addition, a Fund's use of derivatives may increase or accelerate the amount of taxes payable by shareholders. A Fund investing in a derivative instrument could lose more than the principal amount invested. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that a Fund will engage in these transactions to reduce exposure to other risks when that would be beneficial.

Foreign (non-U.S.) Investment Risk
     A Fund that invests in foreign securities, and particularly the PIMCO International Value Fund, may experience more rapid and extreme changes in value than Funds that invest exclusively in securities of U.S. issuers or securities that trade exclusively in U.S. markets. The securities markets of many foreign countries are relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers of foreign securities are usually not subject to the same degree of regulation as U.S. issuers. Reporting, accounting and auditing standards of foreign countries differ, in some cases significantly, from U.S. standards. Also, nationalization, expropriation or confiscatory taxation, currency blockage, political changes or diplomatic developments could adversely affect a Fund's investments in a foreign country. In the event of nationalization, expropriation or other confiscation, a Fund could lose its entire investment in foreign securities. To the extent that a Fund invests a significant portion of its assets in a narrowly defined geographic area such as Europe, Asia or South America, the Fund will generally have more exposure to regional economic risks associated with foreign investments. Adverse conditions in certain regions (such as Southeast Asia) can also adversely affect securities of other countries whose economies appear to be unrelated. In addition, special U.S. tax considerations may apply to a Fund's investment in foreign securities.

Currency Risk
     Funds that invest directly in foreign currencies or in securities that trade in, and receive revenues in, foreign currencies are subject to the risk that those currencies will decline in value relative to the U.S. Dollar, or, in the case of hedging positions, that the U.S. Dollar will decline in value relative to the currency being hedged. The PIMCO International Value Fund is particularly sensitive to currency risk. Currency rates in foreign countries may fluctuate significantly over short periods of time for a number of reasons, including changes in interest rates, intervention (or the failure to intervene) by U.S. or foreign governments, central banks or supranational entities such as the International Monetary Fund, or by the imposition of currency controls or other political developments in the U.S. or abroad.

Focused Investment Risk
     Focusing Fund investments in a small number of issuers, industries or foreign currencies or regions increases risk. The PIMCO International Value Fund may be subject to increased risk to the extent that it focuses its' investments in securities denominated in a particular foreign currency or in a narrowly defined geographic area outside the U.S., because companies in those areas may share common characteristics and are often subject to similar business risks and regulatory burdens, and their securities may react similarly to economic, market, political or other developments. Also, the Funds may from time to time have greater risk to the extent they invest a substantial portion of their assets in companies in related industries such as "technology" or "financial and business services," which may share common characteristics, are often subject to similar business risks and regulatory burdens, and whose securities may react similarly to economic, market, political or other developments.

Leveraging Risk
     Leverage, including borrowing, will cause the value of a Fund's shares to be more volatile than if the Fund did not use leverage. This is because leverage tends to exaggerate the effect of any increase or decrease in the value of a Fund's portfolio securities. The Funds may engage in transactions or purchase instruments that give rise to forms of leverage. Such transactions and instruments may include, among others, the use of reverse repurchase agreements and other borrowings, the investment of collateral from loans of portfolio securities, or the use of when-issued, delayed-delivery or forward commitment transactions. The use of derivatives may also involve leverage. The use of leverage may also cause a Fund to liquidate portfolio positions when it would not be advantageous to do so in order to satisfy its obligations or to meet segregation requirements.

Fixed Income Risk
     To the extent that Funds purchase fixed income securities such as bonds or notes for investment or defensive purposes, they will be subject to fixed income risk. The PIMCO Balanced Value Fund is particularly sensitive to this risk because it may invest a significant portion of its assets in interest rate sensitive securities such as corporate bonds.

   Fixed income securities are subject to the risk of the issuer's inability to meet principal and interest payments on the obligation and may also be subject to price volatility due to factors such as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity. As interest rates rise, the value of fixed income securities in a Fund's portfolio is likely to decrease. Securities with longer "durations" (defined below) tend to be more sensitive to changes in interest rates, usually making them more volatile than securities with shorter durations. Duration is a measure of the expected life of a fixed income security that is used to determine the sensitivity of a security's price to changes in interest rates.

Credit Risk
   All of the Funds are subject to credit risk. This is the risk that the issuer or the guarantor of a fixed income security, or the counterparty to a derivatives contract, repurchase agreement or a loan of portfolio securities, is unable or unwilling to make timely principal and/or interest payments, or to otherwise honor its obligations. Securities are subject to varying degrees of credit risk, which are often reflected in their credit ratings.

Management Risk
     Each Fund is subject to management risk because it is an actively managed investment portfolio. The portfolio managers will apply investment techniques and risk analyses in making investment decisions for the Funds, but there can be no guarantee that these will produce the desired results.

Additional Risks of Investing in the Funds
------------------------------------------

     In addition to the risks described under "Summary of Principal Risks" above, the Funds are newly formed and therefore have no history upon which investors can evaluate their likely performance. Accordingly, there can be no assurance that the Funds will achieve their investment objectives. Also, it is possible that the Funds may invest in securities offered in initial public offerings and other types of transactions (such as private placements) which, because of the Funds' small size, may have a disproportionate impact on the Funds' performance results. The Funds would not necessarily achieve the same performance results if their aggregate net assets were greater.

MANAGEMENT OF THE FUNDS

Management of the Funds' Investment Portfolios
----------------------------------------------

     The Funds' portfolio managers, acting in their capacity as officers of the Trust, have full investment discretion and make all determinations with respect to the investment of a Fund's assets.

     The following provides information about the individual officers of the Trust who have or share primary responsibility for managing the Funds' investments in their capacity as officers of the Trust.

----------------------------------------------------------------------------------------------------------
Fund                        Portfolio Manager         Since    Recent Professional Experience
----------------------------------------------------------------------------------------------------------
PIMCO Large Cap Value       Colin Glinsman            12/02*   Chief Executive Officer and Chief
                                                               Investment Officer at Oppenheimer
                                                               Capital.  Mr. Glinsman has 21 years of
                                                               experience, including 14 years at
                                                               Oppenheimer Capital as a Portfolio
                                                               Manager/Analyst.
----------------------------------------------------------------------------------------------------------
PIMCO International         Elisa Amitay Mazen        12/02*   Managing Director at Oppenheimer
Value                                                          Capital.  Ms. Mazen is a Portfolio
                                                               Manager/Analyst for Oppenheimer
                                                               Capital's International Value and
                                                               Global Value products. Previously, Ms.
                                                               Mazen was executive vice-president and
                                                               manager for the Central European Value
                                                               Fund, a closed-end fund listed on the
                                                               New York Stock Exchange.
----------------------------------------------------------------------------------------------------------
PIMCO Balanced Value        Richard J. Glasebrook II  12/02*   Managing Director and Portfolio Manager
                                                               at Oppenheimer Capital.  Mr. Glasebrook
                                                               is a Senior Portfolio Manager/Analyst
                                                               responsible for tax-exempt portfolios and
                                                               several investment companies advised or
                                                               subadvised
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                               by Oppenheimer Capital. He joined
                                                               Oppenheimer Capital in 1990 and has 30
                                                               years of investment experience.
----------------------------------------------------------------------------------------------------------
PIMCO Core Equity           Robert Urquhart           12/02*   Managing Director at Oppenheimer
                                                               Capital.  Mr. Urquhart is a Senior
                                                               Portfolio Manager/Analyst at Oppenheimer
                                                               Capital.  Previously, he was a portfolio
                                                               manager at Pilgrim Baxter & Associates
                                                               and a portfolio manager and managing
                                                               director at PNC Equity Advisors.  Mr.
                                                               Urquhart also worked for 8 years at RCM
                                                               Capital Management as a partner,
                                                               portfolio manager and senior equity
                                                               analyst.
----------------------------------------------------------------------------------------------------------
PIMCO Small Cap Value       Mark F. Degenhart         12/02*   Senior Vice President at Oppenheimer
                                                               Capital.  Mr. Degenhart is Portfolio
                                                               Manager/Analyst for Oppenheimer Capital's
                                                               Small Cap Value product.  Previously, he
                                                               was director of research and associate
                                                               portfolio manager at Palisade Capital
                                                               Management, where he managed $2 billion
                                                               in small cap assets primarily for pension
                                                               accounts.
----------------------------------------------------------------------------------------------------------
PIMCO Disciplined Value     David S. Phillips         12/02*   Vice President at Oppenheimer Capital.
                                                               Mr. Phillips is Co-Director of Research
                                                               for Oppenheimer Capital's large-cap
                                                               equity products and Portfolio Manager of
                                                               the Core Equity Value product.
----------------------------------------------------------------------------------------------------------
PIMCO Mid Cap Value         John Ajay                 12/02*   Vice President at Oppenheimer Capital.
                                                               Mr. Ajay is a Research
----------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                                               Analyst for Oppenheimer Capital's
                                                               mid-cap equity team and has been
                                                               with Oppenheimer Capital
                                                               since 1999.
------------------------------------------------------------------------------------------------------

* Since Inception of the Fund.

     The Funds do not pay any fees to the portfolio managers listed above, all of whom are officers of the Trust, for their services as the Funds' portfolio managers. However, it is anticipated that in the future the Funds may offer shares to the public, as discussed below under "Investment Options." It is anticipated that, prior to offering its shares to the public, a Fund would, subject to the approval of the Board of Trustees of the Trust and the shareholders of the Fund, enter into an Investment Advisory Agreement with PIMCO Advisors Fund Management LLC (the Trust's current administrator) pursuant to which PIMCO Advisors Fund Management would assume responsibility for managing the Fund's investment portfolio. In such an event, PIMCO Advisors Fund Management would likely charge an advisory fee. PIMCO Advisors Fund Management would likely then retain a sub-adviser to manage the Fund's investment portfolio.

Fund Administrator
------------------

     PIMCO Advisors Fund Management LLC serves as the Funds' administrator. PIMCO Advisors Fund Management is located at 1345 Avenue of the Americas, New York, New York 10105. Each Fund pays for the administrative services it requires under a fee structure which is essentially fixed. Institutional shareholders of the Funds pay PIMCO Advisors Fund Management administrative fees at the following annual rates (stated as a percentage of the average daily net assets attributable in the aggregate to the Fund's Institutional Class shares): (i) 0.50% for the PIMCO International Value Fund and (ii) 0.30% for all other Funds. Class A shareholders of the Funds pay PIMCO Advisors Fund Management administrative fees at the following annual rates (stated as a percentage of the average daily net assets attributable in the aggregate to the Fund's Class A shares): (i) 0.70% for the PIMCO International Value Fund and (ii) 0.50% for the PIMCO Large-Cap Value and PIMCO Balanced Value Funds. The other Funds do not offer Class A shares. PIMCO Advisors Fund Management, in turn, provides or procures administrative services for Institutional Class and Class A shareholders and also bears the cost of most third party services required by the Funds, including audit, custodial, portfolio accounting, legal, transfer agency and printing costs. The Funds do bear other expenses which are not covered under the administrative fee which may vary and affect the total level of expenses paid by shareholders, such as brokerage fees, commissions and other transaction expenses, costs of borrowing money, including interest expenses, and fees and expenses of the Trust's disinterested Trustees.


INVESTMENT OPTIONS

     THE FUNDS DO NOT INTEND TO OFFER THEIR SHARES FOR SALE TO THE PUBLIC AT THIS TIME. The Funds currently have up to two classes of shares only -- Class A and Institutional Class.

     Purchases, Redemptions and Exchanges
     ------------------------------------

     The PIMCO International Value, PIMCO Large-Cap Value and PIMCO Balanced Value Funds currently offer only two classes of shares, Class A and Institutional Class, and the PIMCO Core Equity, PIMCO Discliplined Value, PIMCO Small-Cap Value and PIMCO Mid-Cap Value Funds currently offer only one class of shares, Institutional Class. The Funds' shares are not currently offered for sale to the public. Currently, all investors in the Funds must be "accredited investors" as defined in Regulation D under the Securities Act of 1933.

     Currently, the Funds do not charge any sales load, contingent deferred sales charge ("CDSC") or Rule 12b-1 fees.

     Investors may purchase shares of the Funds at the relevant net asset value ("NAV") of that class without a sales charge or other fee.

     Shares of the Funds are offered primarily for direct investment by investors such as pension and profit sharing plans, employee benefit trusts, endowments, foundations, corporations and high net worth individuals. Shares may also be offered through certain financial intermediaries that charge their customers transaction or other fees with respect to their customers' investments in the Funds.

     Pension and profit-sharing plans, employee benefit trusts and employee benefit plan alliances and "wrap account" programs established with broker-dealers or financial intermediaries may purchase shares of either class only if the plan or program for which the shares are being acquired will maintain an omnibus or pooled account for each Fund and will not require a Fund to pay any type of administrative payment per participant account to any third party.

..    Investment Minimums. The minimum initial investment for Institutional Class shares of the Funds is $5 million. The minimum initial investment for Class A shares of the Funds is $25,000.

     The Trust may waive the minimum initial investment for investors at their discretion.

..    Timing of Purchase Orders and Share Price Calculations. A purchase order received by the Trust's transfer agent, National Financial Data Services (the "Transfer Agent"), prior to the close of regular trading on the New York Stock Exchange (normally 4:00 p.m., Eastern time), on a day the Trust is open for business, together with payment made in one of the ways described below, will be effected at that day's net asset value ("NAV"). An order received after that time will be effected at the NAV determined on the next day the Trust is open for business. However, orders received by certain retirement plans and other financial intermediaries on a business day prior to the close of regular trading on the New York Stock Exchange and communicated to the Transfer Agent prior to 9:00 a.m., Eastern time, on the following business day will be effected at the NAV determined on the prior business day. The Trust is "open for business" on each day the New York Stock Exchange is open for trading, which excludes the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Purchase orders will be accepted only on days on which the Trust is open for business.

..    Initial Investment. Investors may open an account by completing and signing a Client Registration Application and mailing it to PIMCO Funds at 840 Newport Center Drive, Suite 300, Newport Beach, California 92660. A Client Registration Application may be obtained by calling 1-800-927-4648.

     Except as described below, an investor may purchase shares of the Funds only by wiring federal funds to the Transfer Agent, National Financial Data Services, 330 West 9th Street, 4th Floor, Kansas City, Missouri 64105. Before wiring federal funds, the investor must telephone the Trust at 1-800-927-4648 to receive instructions for wire transfer and must provide the following information: name of authorized person, shareholder name, shareholder account number, name of Fund and share class, amount being wired, and wiring bank name.

     An investor may purchase shares without first wiring federal funds if the proceeds of the investment are derived from an advisory account the investor maintains with PIMCO Advisors Fund Management LLC or one of its affiliates, from surrender or other payment from an annuity, insurance, or other contract held by Pacific Life Insurance Company LLC, or from an investment by broker-dealers, institutional clients or other financial intermediaries which have established a shareholder servicing relationship with the Trust on behalf of their customers.

..    Additional Investments. An investor may purchase additional shares of the
     Funds at any time by calling the Trust and wiring federal funds to the Transfer Agent as outlined above.

..    Other Purchase Information. Purchases of a Fund's shares will be made in full and fractional shares. In the interest of economy and convenience, certificates for shares will not be issued.

     The Trust reserves the right, in its sole discretion, to suspend the offering of shares of the Funds or to reject any purchase order, in whole or in part, when, in the judgment of management, such suspension or rejection is in the best interests of the Trust.

     An investor should invest in the Funds for long-term investment purposes only. The Trust and the portfolio managers reserve the right to restrict purchases of Fund shares (including exchanges) when a pattern of frequent purchases and sales made in response to short-term fluctuations in share price appears evident. Notice of any such restrictions, if any, will vary according to the particular circumstances.

     Shares of the Trust may not be qualified or registered for sale in all states. Investors should inquire as to whether shares of a particular Fund are available for offer and sale in the investor's state of residence. Shares of the Trust may not be offered or sold in any state unless registered or qualified in that jurisdiction or unless an exemption from registration or qualification is available.

     Subject to the approval of the Trust, an investor may purchase shares of a Fund with liquid securities that are eligible for purchase by the Fund (consistent with the Fund's investment policies and restrictions) and that have a value that is readily ascertainable in accordance with the Trust's valuation policies. These transactions will be effected only if the Fund's portfolio manager intends to retain the security in the Fund as an investment. Assets purchased by a Fund in such a transaction will be valued in generally the same manner as they would be valued for purposes of pricing the Fund's shares, if such assets were included in the Fund's assets at the time of purchase. The Trust reserves the right to amend or terminate this practice at any time.

..    Redemptions by Mail. An investor may redeem (sell) shares by submitting a written request to PIMCO Funds at 840 Newport Center Drive, Suite 300, Newport Beach, California 92660. The redemption request should state the Fund from which the shares are to be redeemed, the class of shares, the number or dollar amount of the shares to be redeemed and the account number. The request must be signed exactly as the names of the registered owners appear on the Trust's account records, and the request must be signed by the minimum number of persons designated on the Client Registration Application that are required to effect a redemption.

..    Redemptions by Telephone or Other Wire Communication. An investor that elects this option on the Client Registration Application (or subsequently in writing) may request redemptions of shares by calling the Trust at 1-800-927-4648, by sending a facsimile to 1-949-725-6830, by sending an e-mail to shareholder.services@pimco.com or by other means of wire communication. Investors should state the Fund and class from which the shares are to be redeemed, the number or dollar amount of the shares to be redeemed, the account number and the signature (which may be an electronic signature) of an authorized signatory. Redemption requests of an amount of $10 million or more may be initiated by telephone or e-mail, but must be confirmed in writing by an authorized party prior to processing.

     In electing a telephone redemption, the investor authorizes Pacific Investment Management Company and the Transfer Agent to act on telephone instructions from any person representing himself to be the investor, and reasonably believed by Pacific Investment Management Company or the Transfer Agent to be genuine. Neither the Trust nor the Transfer Agent may be liable for any loss, cost or expense for acting on instructions (whether in writing or by telephone) believed by the party receiving such instructions to be genuine and in accordance with the procedures described in this Prospectus. Shareholders should realize that by electing the telephone or wire or e-mail redemption option, they may be giving up a measure of security that they might have if they were to redeem their shares in writing. Furthermore, interruptions in service may mean that a shareholder will be unable to effect a redemption by telephone or e-mail when desired. The Transfer Agent also provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone instructions are genuine (written confirmation is also provided for redemption requests received in writing or via e-mail). All telephone transactions are recorded, and Pacific Investment Management Company or the Transfer Agent may request certain information in order to verify that the person giving instructions is authorized to do so. The Trust or Transfer Agent may be liable for any losses due to unauthorized or fraudulent telephone transactions if it fails to employ reasonable procedures to confirm that instructions communicated by telephone are genuine. All redemptions, whether initiated by letter or telephone, will be processed in a timely manner, and proceeds will be forwarded by wire in accordance with the redemption policies of the Trust detailed below. See "Other Redemption Information."

     Shareholders may decline telephone exchange or redemption privileges after an account is opened by instructing the Transfer Agent in writing at least seven business days prior to the date the instruction is to be effective. Shareholders may experience delays in exercising telephone redemption privileges during periods of abnormal market activity. During periods of volatile economic or market conditions, shareholders may wish to consider transmitting redemption orders by telegram, facsimile or overnight courier.

     Defined contribution plan participants may request redemptions by contacting the employee benefits office, the plan administrator or the organization that provides recordkeeping services for the plan.

..    Other Redemption Information. Redemption requests for Fund shares are effected at the NAV per share next determined after receipt of a redemption request by the Trust or its designee. The request must properly identify all relevant information, such as account number, redemption amount (in dollars or shares) and the Fund name, and must be executed or initialed by the appropriate signatories. A redemption request received by the Trust or its designee prior to the close of regular trading on the New York Stock Exchange (normally 4:00 p.m., Eastern time), on a day the Trust is open for business, is effective on that day. A redemption request received after that time becomes effective on the next business day.

     Redemption proceeds will ordinarily be wired to the investor's bank within three business days after the redemption request, but may take up to seven business days. Redemption proceeds will be sent by wire only to the bank name designated on the Client Registration Application. The Trust may suspend the right of redemption or postpone the payment date at times when the New York Stock Exchange is closed, or during certain other periods as permitted under the federal securities laws.

     For shareholder protection, a request to change information contained in an account registration (for example, a request to change the bank designated to receive wire redemption proceeds) must be received in writing, signed by the minimum number of persons designated on the Client Registration Application that are required to effect a redemption, and accompanied by a signature guarantee from any eligible guarantor institution, as determined in accordance with the Trust's procedures. Shareholders should inquire as to whether a particular institution is an eligible guarantor institution. A signature guarantee cannot be provided by a notary public. In addition, corporations, trusts, and other institutional organizations are required to furnish evidence of the authority of the persons designated on the Client Registration Application to effect transactions for the organization.

     Due to the relatively high cost of maintaining small accounts, the Trust reserves the right to redeem shares in any account for their then-current value (which will be promptly paid to the investor) if at any time, due to redemption by the investor, the shares in the account do not have a value of at least $25,000. A shareholder will receive advance notice of a mandatory redemption and will be given at least 30 days to bring the value of its account up to at least $25,000.

     The Trust agrees to redeem shares of each Fund solely in cash up to the lesser of $250,000 or 1% of the Fund's net assets during any 90-day period for any one shareholder. In consideration of the best interests of the remaining shareholders, the Trust reserves the right to pay any redemption proceeds exceeding this amount in whole or in part by a distribution in kind of securities held by a Fund in lieu of cash. It is highly unlikely that shares would ever be redeemed in kind. When shares are redeemed in kind, the redeeming shareholder should expect to incur transaction costs upon the disposition of the securities received in the distribution.

     Redemptions of Fund shares may be suspended when trading on the New York Stock Exchange is restricted or during an emergency which makes it impracticable for the Funds to dispose of their securities or to determine fairly the value of their net assets, or during any other period as permitted by the Securities and Exchange Commission for the protection of investors. Under these and other unusual circumstances, the Trust may suspend redemptions or postpone payment for more than seven days, as permitted by law.

     Except as provided below, an investor may exchange shares of a Fund for shares of the same class of any other Fund. An exchange may be made by following the redemption procedure described above under "Redemptions by Mail" or, if the investor has elected the telephone redemption option, by calling the Trust at 1-800-927-4648.

     An investor may exchange shares only if the investor is eligible to purchase shares of that Fund in the first instance and only with respect to Funds that are registered in the investor's state of residence or where an exemption from registration is available. In addition, an exchange is generally a taxable event which will generate capital gains or losses, and special rules may apply in computing tax basis when determining gain or loss. See "Tax Consequences" below and "Taxation" in the Statement of Additional Information.

     The Trust reserves the right to refuse exchange purchases if, in the judgment of the portfolio managers, the purchase would adversely affect a Fund and its shareholders. In particular, a pattern of exchanges characteristic of "market-timing" strategies may be deemed by the portfolio managers to be detrimental to the Trust or a particular Fund. Currently, the Trust limits the number of "round trip" exchanges investors may make. An investor makes a "round trip" exchange when the investor purchases shares of a particular Fund, subsequently exchanges those shares for shares of a different Fund, and then exchanges back into the originally purchased Fund. The Trust has the right to refuse any exchange for any investor who completes (by making the exchange back into the shares of the originally purchased Fund) more than six round trip exchanges in any twelve-month period. The Trust reserves the right to impose additional restrictions on exchanges at any time, although it will attempt to give shareholders 30 days' prior notice whenever it is reasonably able to do so.

     HOW FUND SHARES ARE PRICED
     --------------------------

     The net asset value ("NAV") of a class of a Fund's shares is determined by dividing the total value of a Fund's portfolio investments and other assets attributable to that class, less any liabilities, by the total number of shares outstanding of that class.

     For purposes of calculating the NAV, portfolio securities and other assets for which market quotes are available are stated at market value. Market value is generally determined on the basis of last reported sales prices, or if no sales are reported, based on quotes obtained from a quotation reporting system, established market makers, or pricing services. Certain securities or investments for which daily market quotes are not readily available may be valued, pursuant to procedures established by the Board of Trustees, with reference to other securities or indices. Short-term investments having a maturity of 60 days or less are generally valued at amortized cost. Exchange traded options, futures and options on futures are valued at the settlement price determined by the exchange. Other securities for which market quotes are not readily available are valued at fair value as determined in good faith by the Board of Trustees or persons acting at their direction.

     Investments initially valued in currencies other than the U.S. dollar are converted to U.S. dollars using exchange rates obtained from pricing services. As a result, the NAV of a Fund's shares may be affected by changes in the value of currencies in relation to the U.S. dollar. The value of securities traded in markets outside the United States or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the New York Stock Exchange is closed and an investor is not able to purchase, redeem or exchange shares.

     Fund shares are valued at the close of regular trading on the New York Stock Exchange (normally 4:00 p.m., Eastern time) (the "NYSE Close") on each day that the New York Stock Exchange is open. For purposes of calculating the NAV, the Funds normally use pricing data for domestic equity securities received shortly after the NYSE Close and do not normally take into account trading, clearances or settlements that take place after the NYSE Close. Domestic fixed income and foreign securities are normally priced using data reflecting the earlier closing of the principal markets for those securities. Information that becomes known to the Funds or their agents after the NAV has been calculated on a particular day will not generally be used to retroactively adjust the price of a security or the NAV determined earlier that day.

     In unusual circumstances, instead of valuing securities in the usual manner, the Funds may value securities at fair value or estimate their value as determined in good faith by the Board of Trustees or persons acting at their direction pursuant to procedures approved by the Board of Trustees. Fair valuation may also be used by the Board of Trustees if extraordinary events occur after the close of the relevant market but prior to the NYSE Close.

CHANGES IN INVESTMENT OBJECTIVES AND POLICIES

     The investment objective of each of the Funds described above may be changed by the Board of Trustees without shareholder approval. Unless otherwise stated in the Statement of Additional Information, all investment policies of a Fund may be changed by the Board of Trustees without shareholder approval. If there is a change in a Fund's investment objective or policies, including a change approved by shareholder vote, shareholders should consider whether that Fund remains an appropriate investment in light of their then current financial position and needs.

FUND DISTRIBUTIONS

Each Fund distributes substantially all of its net investment income to shareholders in the form of dividends. You begin earning dividends on Fund shares the day after the Trust receives your purchase payment. Dividends paid by each Fund with respect to each class of shares are calculated in the same manner and at the same time. The Funds intend to declare and distribute income dividends to shareholders of record at least annually. In addition, each Fund distributes any net capital gains it earns from the sale of portfolio securities to shareholders no less frequently than annually. Net short-term capital gains may be paid more frequently.

     A Fund's dividend and capital gain distributions with respect to a particular class of shares will automatically be reinvested in additional shares of the same class of the Fund at NAV unless the shareholder elects to have the distributions paid in cash. You do not pay any sales charges on shares you receive through the reinvestment of Fund distributions.

TAX CONSEQUENCES

.. Taxes on Fund distributions. If you are subject to U.S. federal income tax, you will be subject to tax on Fund distributions whether you received them in cash or reinvested them in additional shares of the Funds. For federal income tax purposes, Fund distributions will be taxable to you as either ordinary income or capital gains.

Fund dividends (i.e., distributions of investment income) are taxable to you as ordinary income. Federal taxes on Fund distributions of gains are determined by how long the Fund owned the investments that generated the gains, rather than how long you have owned your shares. Distributions of gains from investments that a Fund owned for more than 12 months will generally be taxable to you as capital gains. Distributions of gains from investments that the Fund owned for 12 months or less and gains on bonds characterized as market discount will generally be taxable to you as ordinary income.

Fund distributions are taxable to you even if they are paid from income or gains earned by a Fund prior to your investment and thus were included in the price you paid for your shares. For example, if you purchase shares on or just before the record date of a Fund distribution, you will pay full price for the shares and may receive a portion of your investment back as a taxable distribution.

.. Taxes when you sell (redeem) or exchange your shares. Any gain resulting from the sale of Fund shares will generally be subject to federal income tax. When you exchange shares of a Fund for shares of another series, the transaction generally will be treated as a sale of the Fund shares for these purposes, and any gain on those shares will generally be subject to federal income tax.

.. A Note on Foreign Investments. A Fund's investment in foreign securities may be subject to foreign withholding taxes. In that case, the Fund's yield on those securities would be decreased. In addition, a Fund's investments in foreign securities or foreign currencies may increase or accelerate the Fund's recognition of ordinary income and may affect the timing or amount of the Fund's distributions.

.. A Note on Backup Withholding. Pursuant to recently enacted tax legislation, the backup withholding tax rate will be 30% for amounts paid in 2002 and 2003 if a Fund is required to apply backup withholding to taxable distributions payable to a shareholder. Please see the Statement of Additional Information for further details about the new backup withholding tax rates.

This section relates only to federal income tax consequences of investing in the Funds; the consequences under other tax laws may differ. You should consult your tax advisor as to the possible application of foreign, state and local income tax laws to Fund dividends and capital distributions. Please see the Statement of Additional Information for additional information regarding the tax aspects of investing in the Funds.

                      PIMCO FUNDS:  MULTI-MANAGER SERIES

                       Supplement Dated December 16, 2002
                                    to the
          Statement of Additional Information Dated November 1, 2002


     Disclosure relating to PIMCO Large Cap Value Fund, PIMCO International Value Fund, PIMCO Balanced Value Fund, PIMCO Core Equity Fund, PIMCO Small Cap Value Fund, PIMCO Disciplined Value Fund and PIMCO Mid Cap Value Fund (collectively, the "New Funds")


--------------------------------------------------------------------------------

Note: This document supplements the PIMCO Funds: Multi-Manager Series (the "Trust") Statement of Additional Information dated November 1, 2002 (as revised or supplemented from time to time, the "Statement of Additional Information"), which is incorporated by reference herein. In the Statement of Additional Information, references to the "Funds" or a "Fund" are deemed to refer to the New Funds unless otherwise set forth herein or therein or unless the context otherwise requires. This Supplement relates solely to the New Funds, and does not amend or supersede any disclosure relating to any other series of the Trust.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THE PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED "IN KIND" AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION. IN SUCH CASE, AN INVESTOR WILL INCUR COSTS WHEN THE INVESTOR SELLS THE SECURITIES DISTRIBUTED.

--------------------------------------------------------------------------------

1.   Date of the Statement of Additional Information.

     The date of the Statement of Additional Information is hereby amended to December 16, 2002.


2.   Additional Series of the Trust


     The New Funds are diversified series of the Trust. The New Funds do not intend to offer their shares for sale to the public at this time. The New Funds may in the future offer shares to the public pursuant to an amendment to the Trust's Registration Statement, as discussed in the Private Placement Memorandum of the Fund dated December 16, 2002 (as from time to time revised or supplemented, the "Private Placement Memorandum").

     Neither this Supplement to the Statement of Additional Information nor the Statement of Additional Information is a prospectus or private placement memorandum, and should be read in conjunction with the Private Placement Memorandum. Information from the Private Placement Memorandum is incorporated by reference into this Supplement to Statement of Additional Information. The Private Placement Memorandum and the Statement of Additional Information may be obtained free of charge by writing to PIMCO Funds: Multi Manager Series, 840 Newport Center Drive, Suite 300, Newport Beach, California, 92660 or by calling 1-800-927-4648.

3.   Investment Objectives and Policies.

     In addition to the principal investment strategies and the principal risks of the New Funds described in the Private Placement Memorandum, the New Funds may employ other investment practices and may be subject to additional risks. The New Funds may invest in the same securities and other instruments and use the same investment techniques as the PIMCO PEA Growth Fund. Such securities, instruments and investment techniques are described under "Investment Objectives and Policies" in the Statement of Additional Information.

4.   Investment Restrictions.

     Fundamental Policies
     --------------------

     The investment restrictions set forth below are fundamental policies of the New Funds and may not be changed without shareholder approval by vote of a majority of the outstanding voting securities of each Fund. Under these restrictions:

     (1) each of the New Funds may borrow money to the maximum extent permitted
         ----
by law, including without limitation (i) borrowing from banks or entering into reverse repurchase agreements, or employing similar investment techniques, and pledging its assets in connection therewith, if immediately after each borrowing and continuing thereafter, there is asset coverage of 300%, and (ii) entering into reverse repurchase agreements and transactions in options, futures, options on futures, and forward foreign currency contracts;

     (2) none of the New Funds may pledge, hypothecate, mortgage or otherwise
         ----
encumber its assets in excess of 10% of such Fund's total assets (taken at cost) and then only to secure borrowings permitted by Restriction (1) above. (The deposit of securities or cash or cash equivalents in escrow in connection with the writing of covered call or put options, respectively, is not deemed to be pledges or other encumbrances.) (For the purpose of this restriction, collateral arrangements with respect to the writing of options, futures contracts, options on futures contracts, and collateral arrangements with respect to initial and variation margin are not deemed to be a pledge of assets and neither such arrangements nor the purchase or sale of futures or related options are deemed to be the issuance of a senior security.);

     (3) none of the New Funds may underwrite securities issued by other persons
         ----
except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under federal securities laws;

     (4) none of the New Funds may purchase or sell real estate, although it may
         ----
purchase securities of issuers which deal in real estate, including securities of real estate investment trusts, and may purchase securities which are secured by interests in real estate;

     (5) none of the New Funds may acquire more than 10% of the voting
         ----
securities of any issuer, both with respect to any such Fund and to the Funds to which this policy relates, in the aggregate;

     (6) none of the New Funds may concentrate more than 25% of the value of its
         ----
total assets in any one industry;

     (7) none of the New Funds may purchase or sell commodities or commodity
         ----
contracts except that the Funds may purchase and sell financial futures contracts and related options;

     (8) none of the New Funds may make loans, except by purchase of debt
         ----
obligations or by entering into repurchase agreements or through the lending of the Fund's portfolio securities with respect to not more than 25% of its total assets; and

     (9) none of the New Funds may issue senior securities, except insofar as
         ----
such Fund may be deemed to have issued a senior security by reason of borrowing money in accordance with the Fund's borrowing policies, and except that for purposes of this investment restriction, collateral, escrow, or margin or other deposits with respect to the making of short sales, the purchase or sale of futures contracts or related options, purchase or sale of forward foreign currency contracts, and the writing of options on securities are not deemed to be an issuance of a senior security.

     Notwithstanding the provisions of fundamental investment restrictions (1) and (9) above, each of the New Funds may borrow money for temporary administrative purposes. To the extent that borrowings for temporary administrative purposes exceed 5% of the total assets of a Fund, such excess shall be subject to the 300% asset coverage requirements set forth above.

     Non-Fundamental Policies
     ------------------------

     The non-fundamental investment restrictions of the New Funds are set out in the Statement of Additional Information under "Non-Fundamental Investment Restrictions". The New Funds have the same non-fundamental investment restrictions as the PIMCO PEA Growth Fund.

5.   Management of the Trust.

     The disclosure under the subheadings "Trustees and Officers", "Trustees' Compensation", and "Fund Administrator" under "Management of the Trust" in the Statement of Additional Information applies to the New Funds.

     Information about the management of the New Funds' portfolios is set forth in the Private Placement Memorandum. Additional information about PIMCO Advisors Fund Management LLC, the New Funds' administrator, is set forth in the Statement of Additional Information under "Management of the Trust."

     The Administrative Fee payable by each of the New Funds is set forth in the Private Placement Memorandum.

6.   Certain Ownership of Trust Shares.

     As of December 16, 2002, the Trust believes that the Trustees and officers of the Trust, as a group, owned less than one percent of each class of each of the New Funds and of the Trust as a whole. As of December 16, 2002, no shares of any of the New Funds were outstanding.


7.   Financial Statements.

     Since the New Funds are newly formed, there are no financial statements available for these Funds.


8. Distribution of Trust Shares, Portfolio Transactions and Brokerage, Net Asset Value, Taxation and Other Information.

     The Information about the distribution of the Trust's shares, portfolio transactions and brokerage, how the value of the New Funds' shares are calculated and other information about the Trust is disclosed in the Private Placement Memorandum and in the sections of the Statement of Additional Information captioned "Distribution of Trust Shares," "Portfolio Transactions and Brokerage," "Net Asset Value," "Taxation" and "Other Information." However, such disclosure is modified to the extent necessary to indicate that the Fund's shares are not currently offered to the public and to otherwise conform to the disclosure in the Private Placement Memorandum, which is incorporated herein by reference.

PART C.  OTHER INFORMATION

Item 23. Exhibits.

         The letter of each exhibit relates to the exhibit designation in Form N-1A:


         (a) Form of Second Amendment and Restated Agreement and Declaration of Trust (2).


         (b)  (1)  Form of Amended and Restated Bylaws (19).


              (2)  Amended and Restated Bylaws dated as of September 26,
                   2002 (30).

         (c) (1) Article III (Shares) and Article V (Shareholders' Voting Powers and Meetings) of the Second Amended and Restated Agreement and Declaration of Trust (2).

              (2) Article 9 (Issuance of Shares Certificates) and Article 11 (Shareholders' Voting Powers and Meetings) of the Amended and Restated Bylaws (30).

          (d) (1)  (i)    Form of Amended and Restated Investment Advisory
                          Agreement dated as of May 5, 2000 (19).


                   (ii) Form of Addendum to Investment Advisory Agreement to add the NFJ Large-Cap Value and NFJ Global Value Funds, to be filed by amendment.


                   (iii) Form of Addendum to Investment Advisory Agreement to decrease the advisory fee rate with respect to PIMCO Growth & Income Fund (f/k/a PIMCO Mid-Cap Equity Fund) and to add the PIMCO Healthcare Innovation, PIMCO Internet Innovation, PIMCO Small-Cap Technology, PIMCO Telecom Innovation, PIMCO Electronics Innovation, PIMCO/Allianz New Asia, PIMCO/Allianz Europe Growth, PIMCO/Allianz Select World and PIMCO/Allianz Emerging Markets Funds (19).

                   (iv) Form of Addendum to Investment Advisory Agreement to add the Select Value Fund (24).

                   (v) Form of Addendum to Investment Advisory Agreement to add the PIMCO RCM International Growth Equity Fund, PIMCO RCM Emerging Markets Fund, PIMCO RCM Europe Fund, PIMCO RCM Global Small-Cap Fund, PIMCO RCM Global Technology Fund, PIMCO RCM Global Healthcare Fund, PIMCO RCM Large-Cap Growth Fund, PIMCO RCM Tax-Managed Growth Fund, PIMCO RCM Mid-Cap Fund, PIMCO RCM Small-Cap Fund, PIMCO RCM Biotechnology Fund, PIMCO RCM Balanced Fund and PIMCO RCM Global Equity Fund
                          (26).

                   (vi) Form of addendum to Investment Advisory Agreement to add the PIMCO NACM Core Equity Fund, PIMCO NACM Global Fund, PIMCO NACM Growth Fund, PIMCO NACM International Fund, PIMCO NACM Flex-Cap Value Fund, PIMCO NACM Pacific Rim Fund and PIMCO NACM Value Fund
                          (28).


                   (vii) Form of Novation of Amended and Restated Investment Advisory Agreement, dated September 30, 2002, naming PIMCO Funds Advisors LLC as Adviser to the Trust (30).


              (2)  (i)    Form of Portfolio Management Agreement with NFJ
                          Investment Group (19).

                   (ii) Form of Portfolio Management Agreement with Cadence Capital Management (19).

                   (iii) Portfolio Management Agreement with Parametric Portfolio Associates (24).

                         (iv) Form of Portfolio Management Agreement with PIMCO/Allianz Investment Advisors LLC (20).

                         (v) Form of Portfolio Management Agreement with Dresdner RCM Global Investors LLC (26).

                         (vi) Form of Portfolio Management Agreement with Nicholas-Applegate Capital Management (28).


                         (vii) Form of Novation of Portfolio Management Agreement with NFJ Investment Group (30).



                         (viii) Form of Novation of Portfolio Management
                                Agreement with Cadence Capital Management (30).



                         (ix) Form of Novation of Portfolio Management Agreement with Parametric Portfolio Associates
                                (30).



                         (x) Form of Novation of Portfolio Management Agreement with PIMCO Equity Advisors (30).



                         (xi) Form of Novation of Portfolio Management Agreement with Dresdner RCM Global Investors, LLC (30).



                         (xii) Form of Novation of Portfolio Management Agreement with Nicholas-Applegate Capital Management (30).


              (e)  (1)  Form of Distribution Contract (19).


                   (2) Form of Supplement to Distribution Contract to add the NFJ Large-Cap Value and NFJ Global Value Funds, to be filed by amendment.


                   (3) Form of Supplement to Distribution Contract to add the PIMCO Growth & Income, PIMCO Healthcare Innovation, PIMCO Internet Innovation, PIMCO Small-Cap Technology, PIMCO Telecom Innovation, PIMCO Electronics Innovation, PIMCO/Allianz New Asia, PIMCO/Allianz Europe Growth, PIMCO/Allianz Select World and PIMCO/Allianz Emerging Markets Funds (19).

                   (4)  Form of Dealer Agreement (21).

                   (5) Form of Supplement to Distribution Contract to add the Select Value Fund (24).

                   (6) Form of Supplement to Distribution Contract to add the PIMCO RCM International Growth Equity Fund, PIMCO RCM Emerging Markets Fund, PIMCO RCM Europe Fund, PIMCO RCM Global Small-Cap Fund, PIMCO RCM Global Technology Fund, PIMCO RCM Global Healthcare Fund, PIMCO RCM Large-Cap Growth Fund, PIMCO RCM Tax-Managed Growth Fund, PIMCO RCM Mid-Cap Fund, PIMCO RCM Small-Cap Fund, PIMCO RCM Biotechnology Fund, PIMCO RCM Balanced Fund and PIMCO RCM Global Equity Fund (26).

                    (7) Form of Supplement to Distribution Contract to add the
                        PIMCO NACM Core Equity Fund, PIMCO NACM Global Fund, PIMCO NACM Growth Fund, PIMCO NACM International Fund, PIMCO NACM Flex-Cap Value Fund, PIMCO NACM Pacific Rim Fund and PIMCO NACM Value Fund (28).


                    (8) Form of Amended and Restated Distribution Contract,
                        filed herewith.


              (f)       Not Applicable.

              (g)  (1)  Form of Custody and Investment Accounting Agreement
                        dated January 1, 2000 with State Street Bank & Trust Company (19).

                   (2) Form of Amendment to Custody and Investment Accounting Agreement with State Street Bank & Trust Company (24).

              (h)  (1)  Form of Amended and Restated Administration Agreement
                        between the Trust and PIMCO Advisors L.P. (19).

                        (i) Revised Schedule to Administrative Agreement (Exhibit A) as of December 6, 2001, (26).

                        (ii) Revised Schedule to Administrative Agreement (Exhibit A) as of June, 2002 (28).

                        (iii) Revised Schedule to Administrative Agreement (Exhibit A) as of December, 2002, filed herewith.

                    (2) Form of Administration Agreement between PIMCO Advisors
                        L.P. and Pacific Investment Management Company (4)

                    (3) Form of Amendment to Administration Agreement (to
                        include Class D shares) between PIMCO Advisors L.P. and Pacific Investment Management Company (11)

                    (4) Form of Agency Agreement and Addenda (1)

                    (5) Form of Addendum to Agency Agreement (4)

                    (6) Form of Assignment of Agency Agreement (4)

                    (7) Form of Addendum to Agency Agreement (6)

                    (8) (i) Form of Transfer Agency and Services Agreement with National Financial Data Services (23).

                        (ii) Form of Transfer Agency and Services Agreement with First Data Investor Services Group, Inc. dated November 9, 1998, as amended July 20, 1999
                              (19).

                              (a) Amendment Number Two to the Transfer Agency
                                  and Series Agreement with First Data Investor Services Group, Inc. (24).

                        (iii) Form of Transfer Agency and Services Agreement
                              with State Street Bank and Trust Company, including Form of Novation and Amendment of Transfer Agency Agreement (26).

                    (9) Form of Service Plan for Institutional Services Shares
                        (6)

                   (10) Form of Administrative Services Plan for Administrative
                        Class Shares (4)

                   (11) Form of Securities Lending Authorization Agreement with
                        State Street Bank and Trust Company (29).

                   (12) Form of Administration Agreement between the Trust and
                        PIMCO Funds Advisors LLC, (30).


              (i)       Opinion and Consent of Counsel (6)

              (j)   (1) Consents of PricewaterhouseCoopers LLP.

                        (i)   Consent dated October 30, 2000 (20)

                        (ii)  Consent dated November 13, 2000 (22)

                        (iii) Letter dated October 26, 1999 from
                              PricewaterhouseCoopers LLP to the Securities and Exchange Commission. (14)

                        (iv)  Consent dated October 29, 2001 (25)

                        (v)   Consent dated December 28, 2001 (26).

                        (vi)  Consent dated July 19, 2002 (28).


                        (vii) Consent dated October 31, 2002, (30).


                    (2) Consent and Opinion of Coopers & Lybrand LLP (6)

                    (3) Consent of Ernst & Young LLP.

                        (i)   Consent dated July 12, 2002 (28)

                        (ii)  Consent dated October 25, 2002, (30).


              (k)       Not Applicable

              (l)       Initial Capital Agreement (6)

              (m)   (1) Form of Distribution and Servicing Plan (Class A) (4)

                    (2) Form of Distribution and Servicing Plan (Class B) (4)

                    (3) Form of Distribution and Servicing Plan (Class C) (4)

                    (4) Form of Distribution Plan for Administrative Class
                        Shares (4)

                   (5) Form of Distribution Plan for Class D Shares included as part of the Form of Amended and Restated Administration Agreement included in Exhibit (h)(1).

                   (6) Form of Distribution Plan for Class R shares, to be filed by amendment.

              (n)  (1)  Form of Amended and Restated Multi-Class Plan (21)

                   (2) Amended and Restated Multi-Class Plan dated September 19, 2001. (25)

                   (3) Form of Second Amended and Restated Multi-Class Plan, to be filed by amendment.

              (p)  (1)  Code of Ethics of the Registrant (19)

                   (2) Code of Ethics of PIMCO Advisors L.P., PIMCO/Allianz International Advisors LLC, Cadence Capital Management, NFJ Investment Group and Parametric Portfolio Associates
                        (19)

                   (3)  Code of Ethics of Blairlogie Capital Management (19)


                   (4)  Code of Ethics of Dresdner RCM Global Investors LLC
                        (26).


                   (5)  Code of Ethics of PIMCO Funds Distributors LLC (19)

                   (6)  Code of Ethics of Nicholas-Applegate Capital Management
                        (27)

              (q)  (1)  Powers of Attorney and Certificate of Secretary (1)


                   (2) Power of Attorney for Stephen J. Treadway, E. Philip Cannon, Donald P. Carter, Gary A. Childress, John P. Hardaway, W. Bryant Stooks and Gerald M. Thorne (5)

                   (3)  Power of Attorney for Theodore J. Coburn (27)

--------------------
1 Incorporated by reference from Post-Effective Amendment No. 22 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on July 1, 1996.

2 Incorporated by reference from Definitive Proxy Statement of the Trust (File No. 811-06161), as filed on November 7, 1996.

3 Incorporated by reference from Post-Effective Amendment No. 33 to the Trust's Registration Statement on Form N-1A of PIMCO Advisors Funds (File No. 2-87203), as filed on November 30, 1995.

4 Incorporated by reference from Post-Effective Amendment No. 25 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on January 13, 1997.

5 Incorporated by reference from Post-Effective Amendment No. 27 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on October 10, 1997.

6 Incorporated by reference from Post-Effective Amendment No.28 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on October 31, 1997.

7 Incorporated by reference from Post-Effective Amendment No. 30 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on March 13, 1998.

8 Incorporated by reference from Post-Effective Amendment No. 32 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on April 21, 1998.

9 Incorporated by reference from Post-Effective Amendment No. 33 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on June 30, 1998.

10. Incorporated by reference from Post-Effective Amendment No. 34 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on July 2, 1998.

11. Incorporated by reference from Post-Effective Amendment No. 36 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on October 30, 1998.

12. Incorporated by reference from Post-Effective Amendment No. 38 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on March 31, 1999.

13. Incorporated by reference from Post-Effective Amendment No. 39 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on May 25, 1999.

14. Incorporated by reference from Post-Effective Amendment No. 43 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on October 29, 1999.

15. Incorporated by reference from Post-Effective Amendment No. 44 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on December 14, 1999.

16. Incorporated by reference from Post-Effective Amendment No. 46 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on March 27, 2000.

17. Incorporated by reference from Post-Effective Amendment No. 47 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on March 31, 2000.

18.  Not Applicable.

19. Incorporated by reference from Post-Effective Amendment No. 51 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on August 17, 2000.

20. Incorporated by reference from Post-Effective Amendment No. 53 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on October 31, 2000.

21. Incorporated by reference from the Registration Statement on Form N-14 of the Trust (File No. 333-54506), as filed on January 29, 2001.

22. Incorporated by reference from Post-Effective Amendment No. 54 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on November 13, 2000.

23. Incorporated by reference from Post-Effective Amendment No. 55 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on April 6, 2001.

24. Incorporated by reference from Post-Effective Amendment No. 59 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on August 31, 2001.

25. Incorporated by reference from Post-Effective Amendment No. 64 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on October 31, 2001.

26. Incorporated by reference from Post-Effective Amendment No. 66 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on December 28, 2001.

27. Incorporated by reference from Post-Effective Amendment No. 67 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on May 2, 2002.

28. Incorporated by reference from Post-Effective Amendment No. 71 to the Trust's Registation Statement on Form N-1A (File No. 33-36528), as filed on July 19, 2002.

29. Incorporated by reference from Post-Effective Amendment No. 72 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on August 29, 2002.

30. Incorporated by reference from Post-Effective Amendment No. 74 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on October 31, 2002.

Item 24.  Persons Controlled by or Under Common Control with Registrant.

          Not applicable.

Item 25.  Indemnification

     Reference is made to Article VIII, Section 1, of the Registrant's Second Amended and Restated Agreement and Declaration of Trust, which is incorporated by reference herein.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to trustees, officers and controlling persons of the Registrant by the Registrant pursuant to the Trust's Second Amended and Restated Agreement and Declaration of Trust, its By-Laws or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees, officers or controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustees, officers or controlling persons in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 26. Business and Other Connections of the Trust's Investment Advisor and Portfolio Managers.


     Unless otherwise stated, the principal business address of each organization listed is 1345 Avenue of the Americas, New York, NY 10105.



  PIMCO Advisors Fund Management LLC

---------------------------------------------------------------------------------------------------------------
Name                           Position with Advisor           Other Affiliations
---------------------------------------------------------------------------------------------------------------

David C. Flattum               Managing Director,              Director of PIMCO Global Advisors
                               General Counsel and             (Resources) Limited; Managing
                               Head of Corporate               Director of Allianz Dresdner
                               Functions                       Asset Management U.S. Equities LLC,
                                                               Allianz Hedge Fund Partners Holding
                                                               L.P., Allianz-PacLife Partners LLC
                                                               PIMCO Advisors Holdings LLC; Managing
                                                               Director, General Counsel and Head
                                                               of Corporate Functions, Management
                                                               Board of Allianz Asset Management of
                                                               America LLC; Director, Chief Executive
                                                               Officer, Oppenheimer Group, Inc.
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
Stephen J. Treadway           Managing Director                Managing Director and Chief
                              and Chief Executive              Executive Officer of PIMCO Advisors
                              Officer                          Distributors LLC; Managing Director
                                                               and Chief Executive Officer, PIMCO
                                                               Allianz Advisors LLC, PIMCO
                                                               Advisors Holdings LLC; Director, Chief
                                                               Executive Officer of PIMCO Advisors
                                                               Advertising Agency Inc.; Executive Vice
                                                               President of OpCap Advisors;
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
James G. Ward                 Executive Vice President         Director of Human Resources of PIMCO
                                                               Australia Pty Ltd, PIMCO Europe
                                                               Limited, PIMCO Japan Ltd, PIMCO Funds
                                                               Distributors LLC, Allianz Dresdner Asset
                                                               Management U.S. Equities LLC, PIMCO
                                                               Allianz Advisors LLC, Allianz Asset
                                                               Management of America LLC, PIMCO Global
                                                               Advisors LLC; Director, Executive Vice
                                                               President of PIMCO Global Advisors
                                                               (Resources) Limited
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
Stewart A. Smith              Vice President and Secretary     Secretary of Allianz Hedge Fund
                                                               Partners Holding L.P., Allianz Hedge
                                                               Fund Partners L.P., PIMCO Advisors
                                                               Holdings LLC, PIMCO Allianz Advisors
                                                               LLC, PIMCO Advisors CD Distributors LLC,
                                                               PIMCO Equity Advisors LLC, PIMCO Equity
                                                               Partners LLC, Allianz Private Client
                                                               Services LLC; Assistant Secretary of
                                                               PIMCO Advisors Advertising Agency Inc., PIMCO
                                                               Advisors Distributors LLC, PIMCO Global
                                                               Advisors LLC, Cadence Capital Management LLC,
                                                               Oppenheimer Capital Australia Inc.;
                                                               Managing Director and Chief Executive
                                                               Officer of PIMCO Advisors Distributors LLC;
                                                               Director, Secretary of PIMCO Global
                                                               Advisors (Resources) Limited; Secretary
                                                               of Allianz Dresdner Asset Management of
                                                               America LLC, Allianz Asset Management
                                                               U.S. Equities LLC, Allianz-PacLife
                                                               Partners LLC, Cadence Capital Management
                                                               Inc., NFJ Investment Group, Vice
                                                               President and Assistant Secretary of OCC
                                                               Distributors LLC, OpCap Advisors LLC,
                                                               Oppenheimer Capital LLC
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
John C. Maney                 Executive Vice President and     Chief Financial Officer of PIMCO
                              Chief Financial Officer          Advisors Private Client Services LLC,
                                                               Allianz Hedge Fund Partners
                                                               Holding L.P., Allianz Hedge Fund
                                                               Partners L.P., Cadence Capital
                                                               Management LLC,
                                                               PIMCO Advisors Holdings LLC,
                                                               PIMCO/Allianz Advisors LLC,
                                                               PIMCO Advisors CD Distributors LLC,
                                                               PIMCO Equity Advisors LLC,
                                                               PIMCO Equity Partners LLC,
                                                               PIMCO Advisors Advertising Agency Inc.,
                                                               PIMCO Advisors Distributors LLC,
                                                               PIMCO Global Advisors LLC,
                                                               Allianz Private Client
                                                               Services LLC, StocksPLUS
                                                               Management, Inc., Value Advisors
                                                               LLC, Allianz Dresdner Asset Management
                                                               U.S. Equities LLC, Allianz-PacLife
                                                               Partners LLC, NFJ Investment
                                                               Group L.P., Oppenheimer Group,
                                                               Inc., OCC Distributors LLC,
                                                               OpCap Advisors LLC, Oppenheimer
                                                               Capital LLC, Oppenheimer Capital
                                                               Australasia, Inc., Pacific
                                                               Investment Management Company LLC,
                                                               Allianz Dresdner Asset
                                                               Management of America LLC
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
Andrew Bocko                  Senior Vice President and        Director of Information Technology
                              Director of Information          of Allianz Asset Management of
                              Technology                       America LLC, Allianz Asset
                                                               Management U.S. Equities LLC
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
Francis C. Poli               Executive Vice President,        Chief Legal Officer and
                              Director of Compliance           Director of Compliance of
                              and Assistant Secretary          Allianz Dresdner Asset
                                                               Management U.S. Equities LLC,
                                                               Allianz Hedge Fund Partners L.P.,
                                                               PIMCO Advisors Private Client
                                                               Services LLC, PIMCO/Allianz
                                                               International Advisors LLC, PIMCO
                                                               Advisors CD Distributors LLC,
                                                               PIMCO Equity Advisors LLC;
                                                               Allianz Private Client Services
                                                               LLC; PIMCO Equity Partners LLC;
                                                               Vice President Compliance Officer
                                                               of PIMCO Advisors Distributors
                                                               LLC; Principal, Secretary and
                                                               Compliance Officer of OCC
                                                               Distributors LLC; Executive Vice
                                                               President, Chief Legal Officer
                                                               and Secretary of OpCap Advisors
                                                               LLC, Oppenheimer Capital LLC
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
Vinh T. Nguyen                Vice President and Controller    Vice President and Controller of
                                                               PIMCO Advisors Private Client Services
                                                               LLC, Allianz Hedge Fund Partners
                                                               Holding L.P., Allianz Hedge Fund
                                                               Partners L.P., PIMCO Advisors
                                                               Holdings LLC, PIMCO/Allianz
                                                               International Advisors LLC, PIMCO
                                                               Advisors CD Distributors LLC,
                                                               PIMCO Europe Limited, PIMCO
                                                               Equity Advisors LLC, PIMCO Equity
                                                               Partners LLC, PIMCO Advisors
                                                               Advertising Agency Inc., PIMCO
                                                               Global Advisors LLC, PIMCO Global
                                                               Advisors (Resources) Limited,
                                                               PIMCO Japan Ltd, Allianz Private
                                                               Client Services LLC, StocksPLUS
                                                               Management, Inc., Allianz-PacLife
                                                               Partners LLC, Cadence Capital
                                                               Management LLC,
                                                               NFJ Management Inc., NFJ
                                                               Investment Group L.P., OCC
                                                               Distributors LLC, OpCap Advisors LLC,
                                                               Oppenheimer Capital LLC, Oppenheimer
                                                               Capital Australia Inc.,
                                                               Oppenheimer Group, Inc.,  Pacific
                                                               Investment Management Company LLC;
                                                               PIMCO Advisors Distributors LLC,
                                                               Allianz Asset Management of
                                                               America LLC, Allianz Dresdner
                                                               Asset Management U.S. Equities
                                                               LLC
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
Newton B. Schott, Jr.         Managing Director, Chief         Managing Director, Chief Administrative
                              Legal Officer and Secretary      Officer, General Counsel, PIMCO Advisors
                                                               Distributors LLC;
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
Tim Clark                     Managing Director
---------------------------------------------------------------------------------------------------------------


                          Cadence Capital Management
                       265 Franklin Street, 11/th/ Floor
                          Boston, Massachusetts 02110


------------------------------------------------------------------------------------------------------
Name                          Position with Advisor          Other Affiliations
------------------------------------------------------------------------------------------------------
David B. Breed                Managing Director, Chief       Director, Managing Director, Chief
                              Executive Officer              Executive Officer, Cadence Capital
                                                             Management Inc.
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
William B. Bannick            Managing Director, Executive   Director, Managing Director,
                              Vice President                 Cadence Capital Management Inc.
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Katherine A. Burdon           Managing Director              Director, Managing Director,
                                                             Cadence Capital Management Inc.
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Bart J. O'Connor              Managing Director              Director, Managing Director,
                                                             Cadence Capital Management Inc.
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Michael J. Skillman           Managing Director              Director, Managing Director,
                                                             Cadence Capital Management Inc.
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Wayne A. Wicker               Managing Director              Director, Managing Director,
                                                             Cadence Capital Management Inc.
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Mary Ellen Melendez           Chief Operating Officer,       None
                              Secretary
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
John C. Maney                 Chief Financial Officer        See PIMCO Advisors Fund
                                                             Management LLC
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Barbara M. Green              Treasurer                      None
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Stewart A. Smith              Assistant Secretary            See PIMCO Advisors Fund
                                                             Management LLC
------------------------------------------------------------------------------------------------------

                            NFJ Investment Group L.P.
                         2121 San Jacinto, Suite 1840
                             Dallas, Texas 75201


------------------------------------------------------------------------------------------------------
Name                              Position with Advisor      Other Affiliations
------------------------------------------------------------------------------------------------------
Benno J. Fischer              Managing Director              Director, Managing Director,
                                                             Co-Chairman, NFJ Management Inc.
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
John L. Johnson               Managing Director              Director, Managing Director,
                                                             Co-Chairman, NFJ Management Inc.
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Jack C. Najork                Managing Director              Director, Managing Director,
                                                             Co-Chairman, NFJ Management Inc.
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
John C. Maney                 Chief Financial Officer        See PIMCO Advisors Fund
                                                             Management LLC
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Vinh T. Nguyen                Controller                     See PIMCO Advisors Fund
                                                             Management LLC
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Stewart A. Smith              Secretary                      See PIMCO Advisors Fund
                                                             Management LLC
------------------------------------------------------------------------------------------------------

                         Parametric Portfolio Associates
                             1151 Fairview Avenue N.
                            Seattle, Washington 98109

Name                    Position with Portfolio Manager     Other Affiliations

Andrew Abramsky         Chief Operation Officer             None

William E. Cornelius    Chairman of the Board               Director of PPA
                                                            Acquisition
                                                            Corporation, DBA
                                                            Parametric Portfolio
                                                            Associates.

Brian Langstraat        Chief Executive Officer             Director of PPA
                                                            Acquisition
                                                            Corporation, DBA
                                                            Parametric Portfolio
                                                            Associates.

David M. Stein          Chief Investment Officer            Director of PPA
                                                            Acquisition
                                                            Corporation, DBA
                                                            Parametric Portfolio
                                                            Associates.


                        Dresdner RCM Global Investors LLC
                             Four Embacadero Center
                            San Francisco, CA 94111

Name                    Position with Portfolio Manager     Other Affiliations

Dora Fong               Director of Finance                 Same

Susan C. Gause          Member of Board of Managers;        Same
                        Chief Executive Officer; and
                        Senior Managing Director

Robert J. Goldstein     Managing Director, Secretary        Same
                        and General Counsel

Joachim Maedler         Member of Board of Managers         Deputy Global Chief
                        and Managing Director               Executive Officer,
                                                            Allianz Dresdner
                                                            Asset Management

William L. Price        Chairman of Board of                Same
                        Managers; Senior Managing
                        Director; and Global Chief
                        Investment Officer


                    Nicholas-Applegate Capital Management LLC
                                600 West Broadway
                               San Diego, CA 92101

--------------------------------------------------------------------------------
Name                    Position with Portfolio Manager     Other Affiliations
--------------------------------------------------------------------------------
Charles H. Field        Deputy General Counsel
--------------------------------------------------------------------------------
Peter J. Johnson        Director Institutional Sales
                        and Client Service
--------------------------------------------------------------------------------
C. William Maher        Chief Financial Officer             Chief Financial
                                                            Officer and
                                                            Treasurer, Nicholas-
                                                            Applegate
                                                            Securities;
                                                            Treasurer, Nicholas-
                                                            Applegate
                                                            Institutional Funds
--------------------------------------------------------------------------------
E. Blake Moore, Jr.     General Counsel                     President, Nicholas-
                                                            Applegate
                                                            Institutional Funds;
                                                            General Counsel and
                                                            Secretary, Nicholas-
                                                            Applegate
                                                            Securities;
                                                            Director, Nicholas-
                                                            Applegate Southeast
                                                            Asia Fund
--------------------------------------------------------------------------------
Arthur E. Nicholas      Chairman                            Trustee and Chairman
                                                            of the Board,
                                                            Nicholas-Applegate
                                                            Institutional Funds;
                                                            Chairman and
                                                            President, Nicholas-
                                                            Applegate
                                                            Securities; Director
                                                            and Chairman of the
                                                            Board, Nicholas-
                                                            Applegate Fund,
                                                            Inc.; President,
                                                            Nicholas-Applegate
                                                            Securities
                                                            International LDC
--------------------------------------------------------------------------------
Eric S. Sagerman        Head of Global Marketing
--------------------------------------------------------------------------------
Horacio Valeiras, CFA   Chief Investment Officer
--------------------------------------------------------------------------------
Marna Whittington       President
--------------------------------------------------------------------------------


                         PIMCO Equity Advisors LLC
                    1345 Avenue of the Americas, 50th Floor
                               New York, NY 10105

Name                    Position                            Other Affiliations
----                    --------                            ------------------

Kenneth W. Corba        Managing Director, Chief Executive Officer and Chief
                        Investment Officer

Taegan D. Goddard       Managing Director and Chief Operating Officer

John C. Maney           Chief Financial Officer See PIMCO Advisors Fund
                        Management and Cadence and NFJ

Francis C. Poli         Executive Vice President, Chief Legal Officer and
                        Assistant Secretary See PIMCO Advisors Fund Management

Anne-Marie Pitale       Vice President, Director of Compliance

Vinh T. Nguyen          Vice President and Controller See PIMCO Advisors Fund
                        Management and NFJ

Stewart A. Smith        Vice President and Secretary See PIMCO Advisors Fund
                        Management and Cadence and NFJ

Michael F. Gaffney      Managing Director

Dennis P. McKechnie     Managing Director

Jeffrey D. Parker       Managing Director

John K. Schneider       Managing Director, Marketing and Client Services

John E. Cashwell, Jr.   Senior Vice President

James P. Leavy          Senior Vice Prsident

Item 27.   Principal Underwriters.

    (a) PIMCO Advisors Distributors LLC (the "Distributor") serves as Distributor of shares for the Registrant and also of PIMCO Funds:
           Pacific Investment Management Series. The Distributor is an affiliate of PIMCO Advisors Fund Management LLC, the Registrant's Adviser.

    (b)

                          Positions and                                                                Positions
Name and Principal        Offices with                                                                 and Offices
Business Address*         Underwriter                                                                  with Registrant
Erik M. Aarts             Vice President, Fixed Income Product Manager                                 None
Kiley Andresen            Vice President, National Accounts Manager                                    None
Lincoln Baca              Vice President                                                               None
Michael E. Brannan        Vice President                                                               None
Deborah P. Brennan        Vice President, Compliance Officer                                           None
Matthew W. Brown          Vice President                                                               None
Frederick J. Bruce        Vice President                                                               None
Martin J. Burke           Senior Vice President, Divisional Sales Manager                              None
Terry L. Bussard          Vice President                                                               None
Paul C. Cahill            Vice President                                                               None
Timothy R. Clark          Manging Director and Executive Vice President, Product Development           None
Cindy Colombo             Vice President, Retirement Plans                                             None
Lesley E. Cotten          Vice President, On-Line Content Development Manager                          None
Patrick M. Coyne          Vice President, International Product Manager                                None
Paul DeNicolo             Vice President                                                               None
Jonathan P. Fessel        Vice President                                                               None
Michael J. Gallagher      Vice President                                                               None
Joseph F. Gengo           Vice President                                                               None
Ronald H. Gray            Vice President                                                               None
Daniel F. Hally           Vice President                                                               None
JoAnn Ham                 Vice President                                                               None
Ned E. Hammond Jr.        Vice President                                                               None
Derek B. Hayes            Sr. Vice President, Operations                                               None
Kristina S. Hooper        Vice President, Equity Product Manager                                       None
Christopher J. Horan      Vice President                                                               None
John B. Hussey            Vice President                                                               None
Brian Jacobs              Manging Director and Senior Vice President, National Sales Director          None
Stephen R. Jobe           Sr. Vice President, Marketing                                                None
Dustin P. Kanode          Vice President                                                               None
Andrew G. Laing           Vice President                                                               None
Stephen R. Laut           Vice President                                                               None
William E. Lynch          Senior Vice President, Divisional Sales Manager                              None
Stephen A. Maginn         Manging Director and Executive Vice President, Sales                         None
Andrew J. Maloney         Vice President                                                               None
John Maney                Chief Financial Officer and Treasurer                                        None
Ann H. McAdams            Vice President                                                               None
Joseph McMenamen          Vice President                                                               None
Wayne F. Meyer            Vice President                                                               None
Andrew Jay Meyers         Manging Director and Executive Vice President, Director of Marketing         None
Rosalie L. Milburn        Vice President                                                               None
Laura Miller              Compliance Officer                                                           None
Fiora N. Moyer            Vice President                                                               None
Kerry A. Murphy           Vice President, National Accounts Manager                                    None
George E. Murphy          Vice President                                                               None
Phillip J. Neugebauer     Manging Director and Sr. Vice President, Public Relations                    None
Vinh T. Nguyen            Vice President, Controller                                                   None
Kelly Orr                 Vice President                                                               None
Joffrey H. Pearlman       Vice President                                                               None
Glynne P. Pisapia         Vice President                                                               None
Frank C. Poli             Vice President, Compliance Officer                                           None
Jennifer L. Quigley       Vice President                                                               None
Robert J. Rokose          Vice President, Controller                                                   None
James Scott Rose          Vice President                                                               None
Jay S. Rosoff             Senior Vice President, Divisional Sales Manager                              None
Stephen M. Rudman         Senior Vice President, Divisional Sales Manager                              None
Anne Marie Russo          Vice President, Human  Resources                                             None
James M. Sambrook         Vice President, Manager, Systems                                             None
Newton B. Schott Jr.      Manging Director, General Counsel Executive Vice President, Chief
                          Administrative Officer, Secretary                                            Vice President and Secretary
Eugene M. Smith Jr.       Vice President, Design Director                                              None
Cathy Smith               Vice President, Copy Director                                                None
Robert M. Smith           Vice President                                                               None
Stewart Smith             Assistant Secretary                                                          None
Frederick S. Teceno       Vice President                                                               None
William H. Thomas Jr.     Senior Vice President, Divisional Sales Manager                              None
Kathleen C. Thompson      Vice President, National Account Liaison                                     None
Stephen J. Treadway       Managing Director and Chief Executive Officer                                Trustee, President and Chief
                                                                                                       Executive Officer
Paul H. Troyer            Senior Vice President                                                        None
Teresa L. Vlachos         Vice President, Sales Desk Manager                                           None
James Ward                Director of Human Resources                                                  None
Nicholas K. Willett       Senior Vice President, Divisional Sales Manager                              None
Glen A. Zimmerman         Vice President, Database Marketing Manager                                   None

_______________________

   * Principal business address for all individuals listed is 2187 Atlantic Street, Stamford, CT 06902 or 888 San Clemente, Newport Beach, CA 92660.

    (c) The Registrant has no principal underwriter that is not an affiliated person of the Registrant or an affiliated person of such an affiliated person.

Item 28.   Location of Accounts and Records.

    The account books and other documents required to be maintained by the Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of State Street Bank & Trust Co., 21 West 10th Street, Kansas City, Missouri 64105, National Financial Data Services, 330 W. 9th Street, 4th Floor, Kansas City, Missouri 64105, and/or PFPC Inc., PO Box 9688, Providence, Rhode Island 02940.

Item 29.   Management Services.

           Not Applicable.

Item 30.   Undertakings.

           Not Applicable.

                                    NOTICE
                                    ------

     A copy of the Agreement and Declaration of Trust of PIMCO Funds: Multi-Manager Series (the "Trust"), together with all amendments thereto, is on file with the Secretary of State of The Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trust by an officer of the Trust as an officer and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees of the Trust or shareholders of any series of the Trust individually but are binding only upon the assets and property of the Trust or the respective series.


                                  SIGNATURES
                                  ----------


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant certifies that it has duly caused this Post-Effective Amendment No. 81 to its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Stamford, and the State of Connecticut on the 16/th/ day of December, 2002.


                                      PIMCO FUNDS: MULTI-MANAGER SERIES


                                      By: /s/ Newton B. Schott
                                          Newton B. Schott,
                                          Vice President and Secretary

                                 Exhibit Index
                                 -------------

Exhibit No.     Exhibit
-----------     -------

(e)(8)          Form of Amended and Restated Distribution Contract.

(h)(1)(iii) Revised Schedule to Administration Agreement (Exhibit A) as of December, 2002.